Exhibit 99.1


FOR IMMEDIATE RELEASE                   Contact:    William C. McCartney
---------------------                               Chief Financial Officer

                                                    Telephone: (978) 688-1811
                                                    Fax:       (978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS FIRST QUARTER 2007 RESULTS

      North Andover, MA...May 1, 2007. Watts Water Technologies, Inc. (NYSE:
WTS) today announced results for the first quarter ended April 1, 2007. Sales were $346,092,000, an increase of $71,142,000, or 26%, compared to the first quarter of 2006. Net income for the first quarter of 2007 was $19,992,000, or $0.51 per share, compared to net income of $14,963,000, or $0.46 per share for the first quarter of 2006. Income from continuing operations for the first quarter of 2007 increased by $4,960,000, or 33%, to $20,047,000, or $0.51 per
share, compared to income from continuing operations for the first quarter of 2006 of $15,087,000, or $0.46 per share. Income from continuing operations for the first quarter of 2007 includes a tax refund of $1,910,000, or $0.05 per share, due to recent changes in the tax laws of Italy.

      In November 2006, the Company completed a public offering of 5,750,000 shares of Class A common stock and received net proceeds of approximately $219,000,000. The net proceeds are currently being invested in short-term securities, which provided approximately $1,800,000 in after-tax income in the first quarter of 2007. The additional 5,750,000 shares had a dilutive impact of $0.04 per share in the first quarter of 2007, after considering the interest income from the net proceeds.

      Patrick S. O'Keefe, Chief Executive Officer, commented, "Our sales increase was achieved through internal growth of $35,389,000, or 13%, contributions from acquired companies of $27,878,000, or 10%, and favorable changes in foreign exchange rates of $7,875,000, or 3%. Acquired growth was primarily attributable to the 2006 acquisitions of ATS Expansion Group, Changsha Valve Works, Black Teknigas, Limited, Kim Olofsson Safe Corporation AB and Calflex Manufacturing, Inc."

      "Sales in our North American segment increased for the first quarter of 2007 by $21,759,000, or 11%, to $218,325,000 compared to $196,566,000 for the first quarter of 2006. This increase was achieved through internal sales growth of $20,210,000, or 10% and the inclusion of acquired company sales of $1,661,000, or 1%."

      "Internal sales growth in the North American wholesale market increased 13% over the first quarter of 2006. This increase was primarily due to price increases and unit growth in our commercial markets. Internal growth in the North American home improvement retail market was 2% for the first quarter of 2007 over the first quarter of 2006. This increase was primarily due to price increases partially offset by decreased sales of residential products."

      "We derived 33% of our total sales for the first quarter of 2007 from our European segment. European sales increased $43,286,000, or 60%, to $115,545,000 compared to $72,259,000 for the first quarter of 2006. This increase was achieved through the inclusion of acquired company sales totaling $22,745,000, or 31%, internal growth of $12,878,000, or 18%, and favorable foreign exchange movement associated with the strengthening of the euro versus the US dollar of $7,663,000, or 11%. Our internal growth in Europe was fairly broad-based with most channels performing well. Sales growth in the German OEM market, especially in our under-floor radiant heating and solar product lines, was particularly strong in the first quarter."

      "China segment sales in the first quarter of 2007 increased $6,097,000 or 100%, to $12,222,000 compared to the first quarter of 2006. This increase was achieved through the inclusion of acquired company sales totaling $3,472,000, or 57%, internal growth of $2,301,000, or 38%, and favorable foreign exchange rates associated with the Chinese yuan strengthening against the U.S. dollar of $324,000, or 5%."

      Mr. O'Keefe commented, "Our operating income for the first quarter of 2007 increased by $3,835,000, or 14%, to $30,367,000 as compared to $26,532,000 for the first quarter of 2006. Operating margins in the first quarter of 2007 decreased by approximately 80 basis points to 8.8% as compared to 9.6% in the first quarter of 2006. The decrease in operating margin is primarily due to a decline in gross margin percentage caused by increased raw material costs partially offset by a decrease in selling and general administrative expenses as a percent of sales."

      The effective tax rate for the first quarter of 2007 was 26% compared with 35% in the first quarter of 2006. The decrease was primarily due to a tax refund recorded in Italy of approximately $1,910,000 and by higher profits in China being taxed at lower effective rates.

      Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss first quarter results for 2007 on Tuesday, May 1, 2007, at 5:00 p.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investors section of the Company's website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until May 1, 2008.

      Watts Water Technologies, Inc. is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

      This Press Release includes statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Watts Water Technologies' current views about future results of operations and other forward-looking information. In some cases you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. You should not rely on forward-looking statements because Watts' actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the following: shortages in and pricing of raw materials and supplies including recent price increases by suppliers of raw materials and the Company's ability to pass these costs on to customers, loss of market share through competition, introduction of competing products by other companies, pressure on prices from competitors, suppliers, and/or customers, changes in variable interest rates on Company borrowings, identification and disclosure of material weaknesses in our internal control over financial reporting, failure to expand our markets through acquisitions, failure or delay in developing new products, lack of acceptance of new products, failure to manufacture products that meet required performance and safety standards, foreign exchange rate fluctuations, cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products, economic factors, such as the levels of housing starts and remodeling, affecting the markets where the Company's products are sold, manufactured, or marketed, environmental compliance costs, product liability risks, the results and timing of the Company's manufacturing restructuring plan, changes in the status of current litigation, including the James Jones case, and other risks and uncertainties discussed under the heading "Item 1A. Risk Factors" in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission. Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release.

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         First Quarter Ended
                                                     --------------------------
                                                      April 1,         April 2,
                                                        2007             2006
                                                     ---------        ---------
STATEMENTS OF INCOME

Net sales ......................................     $ 346,092        $ 274,950

Income from continuing operations ..............     $  20,047        $  15,087
Loss from discontinued operations ..............           (55)            (124)
                                                     ---------        ---------
Net income .....................................     $  19,992        $  14,963
                                                     =========        =========


DILUTED EARNINGS PER SHARE

Weighted Average Number of Common
Shares & Equivalents ...........................        38,981           32,823

Income (loss) per Share:
     Continuing operations .....................     $    0.51        $    0.46
     Discontinued operations ...................            --               --
                                                     ---------        ---------
     Net income ................................     $    0.51        $    0.46
                                                     =========        =========

Cash dividends per share .......................     $    0.10        $    0.09

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                (Amounts in thousands, except share information)
                                   (Unaudited)

                                                                                  April 1,     December 31,
ASSETS                                                                              2007           2006
                                                                                -----------    -----------
CURRENT ASSETS:
     Cash and cash equivalents ..............................................   $   319,833    $   342,979
     Investment securities ..................................................        19,250         11,825
     Trade accounts receivable, less allowance for doubtful accounts of
        $12,556 at April 1, 2007 and $10,543 at December 31, 2006 ...........       251,624        228,502
     Inventories, net:
        Raw materials .......................................................       110,465        103,587
        Work in process .....................................................        43,986         39,593
        Finished goods ......................................................       176,977        173,236
                                                                                -----------    -----------
           Total Inventories ................................................       331,428        316,416
     Prepaid expenses and other assets ......................................        20,665         15,842
     Deferred income taxes ..................................................        33,215         26,739
     Assets of discontinued operations ......................................        10,102         10,079
                                                                                -----------    -----------
        Total Current Assets ................................................       986,117        952,382
                                                                                -----------    -----------
PROPERTY, PLANT AND EQUIPMENT:
     Property, plant and equipment, at cost .................................       399,053        391,923
     Accumulated depreciation ...............................................      (193,482)      (185,763)
                                                                                -----------    -----------
        Property, plant and equipment, net ..................................       205,571        206,160
                                                                                -----------    -----------
OTHER ASSETS:
     Goodwill ...............................................................       358,273        356,090
     Other, net .............................................................       143,674        146,218
                                                                                -----------    -----------
TOTAL ASSETS ................................................................   $ 1,693,635    $ 1,660,850
                                                                                ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable .......................................................   $   123,144    $   120,954
     Accrued expenses and other liabilities .................................        96,763        100,437
     Accrued compensation and benefits ......................................        35,778         42,593
     Current portion of long-term debt ......................................         7,614          7,522
     Liabilities of discontinued operations .................................        27,821         27,852
                                                                                -----------    -----------
        Total Current Liabilities ...........................................       291,120        299,358
                                                                                -----------    -----------
LONG-TERM DEBT, NET OF CURRENT PORTION ......................................       453,963        441,697
DEFERRED INCOME TAXES .......................................................        38,256         34,585
OTHER NONCURRENT LIABILITIES ................................................        53,558         52,686
MINORITY INTEREST ...........................................................         5,731          5,971

STOCKHOLDERS' EQUITY:
     Preferred Stock, $.10 par value; 5,000,000 shares authorized;
        no shares issued or outstanding .....................................            --             --
     Class A Common Stock, $.10 par value; 80,000,000 shares authorized;
        1 vote per share; issued and outstanding: 31,351,684 shares at
        April 1, 2007 and 31,239,111 shares at December 31, 2006 ............         3,135          3,124
     Class B Common Stock, $.10 par value; 25,000,000 shares authorized;
        10 votes per share; issued and outstanding: 7,293,880 shares
        at April 1, 2007 and at December 31, 2006 ...........................           729            729
     Additional paid-in capital .............................................       372,351        367,795
     Retained earnings ......................................................       444,744        429,555
     Accumulated other comprehensive income .................................        30,048         25,350
                                                                                -----------    -----------
        Total Stockholders' Equity ..........................................       851,007        826,553
                                                                                -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ..................................   $ 1,693,635    $ 1,660,850
                                                                                ===========    ===========

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (Amounts in thousands, except per share information)
                                   (Unaudited)

                                                                 First Quarter Ended
                                                                ----------------------
                                                                 April 1,     April 2,
                                                                   2007         2006
                                                                ---------    ---------
Net sales ...................................................   $ 346,092    $ 274,950
Cost of goods sold ..........................................     231,426      179,132
                                                                ---------    ---------
     GROSS PROFIT ...........................................     114,666       95,818
Selling, general & administrative expenses ..................      84,099       69,051
Restructuring and other charges .............................         200          235
                                                                ---------    ---------
     OPERATING INCOME .......................................      30,367       26,532
                                                                ---------    ---------
Other (income) expense:
     Interest income ........................................      (3,612)        (418)
     Interest expense .......................................       6,307        4,192
     Minority interest ......................................        (278)          84
     Other ..................................................         721         (400)
                                                                ---------    ---------
                                                                    3,138        3,458
                                                                ---------    ---------
     INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES ..      27,229       23,074
Provision for income taxes ..................................       7,182        7,987
                                                                ---------    ---------
     INCOME FROM CONTINUING OPERATIONS ......................      20,047       15,087
Loss from discontinued operations, net of taxes .............         (55)        (124)
                                                                ---------    ---------
     NET INCOME .............................................   $  19,992    $  14,963
                                                                =========    =========

BASIC EPS
Income (loss) per share:
     Continuing operations ..................................   $    0.52    $    0.46
     Discontinued operations ................................   $      --           --
                                                                ---------    ---------
     NET INCOME .............................................   $    0.52    $    0.46
                                                                =========    =========
Weighted average number of shares ...........................      38,571       32,591
                                                                =========    =========

DILUTED EPS
Income (loss) per share:
     Continuing operations ..................................   $    0.51    $    0.46
     Discontinued operations ................................          --           --
                                                                ---------    ---------
     NET INCOME .............................................   $    0.51    $    0.46
                                                                =========    =========
Weighted average number of shares ...........................      38,981       32,823
                                                                =========    =========

      Dividends per share ...................................   $    0.10    $    0.09
                                                                =========    =========

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                               SEGMENT INFORMATION
                             (Amounts in thousands)
                                   (Unaudited)

                                    Net Sales

                                                First Quarter Ended
                                              ----------------------
                                               April 1,     April 2,
                                                 2007         2006
                                              ---------    ---------

      North America ......................    $ 218,325    $ 196,566
      Europe .............................      115,545       72,259
      China ..............................       12,222        6,125
                                              ---------    ---------
      Total ..............................    $ 346,092    $ 274,950
                                              =========    =========

                                Operating Income

                                                First Quarter Ended
                                              ----------------------
                                               April 1,     April 2,
                                                 2007         2006
                                              ---------    ---------

      North America ......................    $  21,199    $  22,402
      Europe .............................       14,410        9,570
      China ..............................        2,049        1,015
      Corporate ..........................       (7,291)      (6,455)
                                              ---------    ---------
      Total ..............................    $  30,367    $  26,532
                                              =========    =========